UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heritage Insurance Holdings, Inc. 2600 McCormick Drive, Suite 300 Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

Heritage Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2018. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors (the “Board”) for a one-year term expiring at the Company’s 2019 Annual Meeting, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Bruce Lucas	15,726,867	456,118	7,776,544
Richard Widdicombe	15,882,366	300,619	7,776,544
Panagiotis (Pete) Apostolou	15,464,922	718,063	7,776,544
Irini Barlas	9,941,692	6,241,293	7,776,544
Trifon Houvardas	15,868,910	314,075	7,776,544
Steven Martindale	14,246,689	1,936,296	7,776,544
James Masiello	9,807,087	6,375,898	7,776,544
Nicholas Pappas	9,840,309	6,342,676	7,776,544
Joseph Vattamattam	15,905,558	277,427	7,776,544
Vijay Walvekar	15,802,577	380,408	7,776,544

Proposal No. 2: Ratification of Appointment of Grant Thornton LLP to Serve as Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2018

The ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved as follows:

FOR	AGAINST	ABSTAIN
20,470,244	2,113,325	1,375,960

As previously disclosed in the Company’s Current Report on Form 8-K, dated June 19, 2018, notwithstanding the ratification of Grant Thornton LLP at the Annual Meeting, on June 14, 2018, the Audit Committee of the Board approved the engagement of Plante & Moran, PLLC as its new independent registered public accounting firm for the fiscal year ending December 31, 2018, and related interim periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: June 25, 2018	By:	/s/ Bruce Lucas
	Name:	Bruce Lucas
	Title:	Chairman and Chief Executive Officer